Exhibit 10.1

SECOND LIEN TERM LOAN AGREEMENT

dated as of March 2, 2015

between

BLACK INK ENERGY, LLC

and

SUMMER ENERGY, LLC

i

ii

THIS SECOND LIEN TERM LOAN AGREEMENT (as amended, supplemented or modified from time to time, this “Agreement”) is dated as of March 2, 2015 and is between BLACK INK ENERGY, LLC, a Delaware limited liability company (the “Lender”), and SUMMER ENERGY, LLC, a Texas limited liability company (the “Borrower”).

RECITALS

WHEREAS, the Borrower has requested that the Lender provide a term loan facility and the Lender has agreed to lend on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
GENERAL DEFINITIONS

Section 1.1                      Definitions

.  The following terms, as used herein, have the following meanings:

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”) or (ii) any Person (other than the Borrower) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether the ownership of voting securities, by contract, or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property which is subject or is to be subject to the Liens granted by the Collateral Documents.

“Collateral Documents” means the Security Agreement, the Pledge Agreement and all other documents delivered or to be delivered pursuant thereto.

“Credit Documents” means this Agreement, the Collateral Documents, and all other agreements and documents executed in connection with any of the transactions contemplated in this Agreement.

“Debt” has the meaning set forth in Section 6.1.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate per annum equal to eighteen percent (18%).

“Effective Date” means the date of this Agreement.

“Event of Default” has the meaning set forth in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, products or prospects of the Borrower or the Pledgor, (b) the ability of the Borrower or the Pledgor to perform their respective obligations under the Credit Documents to which they are a party, (c) the Collateral, or the Lender’s Liens on the Collateral, or (d) the rights of or benefit to the Lender under any of the Credit Documents.

“Maturity Date” means September 2, 2016.

“Permitted Liens” means the Liens referred to in Section 6.3.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreement” means the Second Lien Membership Interest Pledge Agreement dated as of the date hereof between the Pledgor and the Lender, in form and substance satisfactory to the Lender, as the same may be amended, supplemented or modified from time to time.

“Pledgor” means Summer Energy Holdings, Inc., a Nevada corporation.

“Security Agreement” means the Second Lien Security Agreement dated as of the date hereof between the Borrower and the Lender in form and substance satisfactory to the Lender, as may be amended, supplemented or modified from time to time.

“Senior Credit Agreement” means that certain Credit Agreement dated as of April 1, 2014, by and between the Borrower and the Senior Lender, as amended from time to time, subject to the limitations set forth in the Subordination Agreement.

“Senior Credit Documents” means the “Credit Documents”, as defined in the Senior Credit Agreement, as amended from time to time, subject to the limitations set forth in the Subordination Agreement.

“Senior Lender” means DTE Energy Trading, Inc.

“Subordination Agreement” means that certain Subordination Agreement dated as of the Effective Date, by and between the Lender and the Senior Lender.

“Term Loan” means the loan made by the Lender to the Borrower pursuant to Section 2.1.

Section 1.2                      Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Lender.

ARTICLE II.
THE CREDITS

Section 2.1                      Term Loan. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower on the Effective Date in the principal amount of Three Million and No/100 Dollars ($3,000,000.00).  The Term Loan is not revolving in nature; amounts prepaid or repaid may not be reborrowed.

Section 2.2                      Notice of Borrowing. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent set forth in Article III shall be deemed to constitute the Borrower’s request to borrow the Term Loan on the Effective Date.

Section 2.3                      No Note.  The Term Loan shall not be evidenced by a note, it being the intention that the records of the Lender with respect to the Term Loan shall be conclusive and binding as to the amount, term and due date of the Term Loan.

Section 2.4                      Reserved.

Section 2.5                      Interest.

(a)           The Term Loan shall bear interest at a rate per annum equal to fifteen percent (15%).

(b)           Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Term Loan shall bear interest at the Default Rate.

(c)           Accrued interest on the Term Loan shall be payable in arrears on the last Business Day of each month and on the Maturity Date; provided that (i) interest accrued pursuant to clause (b) above shall be payable on demand and (ii) in the event of any repayment or prepayment of the Term Loan, accrued interest on the amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)           All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable of the actual number of days elapsed (including the first day but excluding the last day).

Section 2.6                      Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Term Loan on the Maturity Date.

Section 2.7                      Optional Prepayments.  The Borrower may prepay the Term Loan in whole, but not in part, at any time, subject to prior notice to the Lender at least one Business Day before the date of prepayment and payment of the applicable Prepayment Premium and unpaid accrued interest thereon, in each case, as set forth in this Agreement.

Section 2.8                      Prepayment Premium.  The Borrower agrees that if the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by the Borrower, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable in full, the Borrower shall pay to the Lender, in addition to principal, interest and all other amounts payable hereunder, an amount equal to (i) $300,000 minus (ii) the aggregate amount of interest paid by the Borrower from the Effective Date to but excluding the date on which the Term Loan is prepaid or accelerated.

Section 2.9                      General Provisions as to Payments.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or of any other amounts due hereunder) not later than 11:00 A.M. (Eastern Time) on the date when due, in immediately available funds, without setoff or counterclaim, to the Lender at such account as the Lender shall specify to the Borrower in writing.  Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  Whenever any payment hereunder shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

Section 2.10                      Facility Fee.  In consideration of the financing evidenced by this Agreement, the Borrower agrees to pay to the Lender a facility fee in an amount equal to one percent (1%) of the principal amount of the Term Loan, which fee shall be fully earned and due and payable in full on the Effective Date.

ARTICLE III.
CONDITIONS TO EFFECTIVE DATE

Section 3.1                      Conditions Precedent.  The obligation of the Lender to make the Term Loan to the Borrower on the Effective Date is subject to the satisfaction of the following conditions:

(a)           the fact that no Event of Default shall have occurred and be continuing or would result from the making of the Term Loan;

(b)           the fact that all representations and warranties of the Borrower contained in this Agreement and in the other Credit Documents shall be true on and as of the Effective Date;

(c)           the fact that no Material Adverse Effect shall have occurred;

(d)           all legal, tax, business and other due diligence with respect to the business, assets, liabilities, operations, corporate structure and tax characteristics of the Borrower shall be satisfactory to the Lender;

(e)           all legal matters incident to this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to counsel for the Lender;

(f)           receipt by the Lender of (i) a copy of the Borrower’s certificate of formation, as amended, certified by the Secretary of State of the State of Texas; (ii) a certificate of such office, dated as of a recent date, as to the existence and charter documents of the Borrower on file; and (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated as of the Effective Date and certifying (A) that the certificate of formation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (ii) above, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true and complete copy of the limited liability company agreement of the Borrower as in effect on the date of such certification, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors or similar governing body of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which the Borrower is a party and that said resolutions have not been amended and are in full force and effect on the date of such certificate and (E) as to the incumbency and specimen signatures of each officer of the Borrower executing this Agreement and the other Credit Documents to which it is a party, or any other document delivered in connection herewith or therewith;

(g)           receipt by the Lender of executed copies of the Collateral Documents granting to the Lender a Lien in all the Collateral described therein, subject only to Permitted Liens;

(h)           receipt by the Lender of each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected security interest in the Collateral, subject only to Permitted Liens;

(i)           receipt by the Lender of reports of Uniform Commercial Code Lien searches conducted by an independent search service with respect to the Borrower and the information disclosed in such reports shall be satisfactory to the Lender;

(j)           receipt by the Lender of evidence of the insurance required by the Credit Documents;

(k)           payment by the Borrower of all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, the facility fee set forth in Section 2.10 above, together with reimbursement of and all expenses of the Lender incurred in connection with this Agreement (including the reasonable fees and expenses of legal counsel);

(l)           receipt by the Lender of evidence satisfactory that the proceeds of the Term Loan are sufficient to pay all amounts that are past due and owing to the Senior Lender under the Senior Credit Agreement, together with evidence satisfactory to the Lender that upon the Effective Date, all such past due amounts will be paid in full by the Borrower with the proceeds of the Term Loan;

(m)           the Lender and the Senior Lender shall have entered into the Subordination Agreement, in form and substance satisfactory to the Lender;

(n)           receipt by the Lender of a duly executed amendment to the Senior Credit Agreement, permitting, among other matters, the borrowing of the Term Loan by the Borrower hereunder and the granting of the Liens pursuant to the Collateral Documents, in form and substance satisfactory to the Lender;

(o)           receipt by the Lender of a duly executed warrant by Pledgor, in form and substance satisfactory to the Lender; and

(p)           receipt by the Lender of all other documents it may reasonably request relating to any other matters relevant hereto or thereto, all in form and substance satisfactory to the Lender.

All documents referred to in this Article shall be in form and substance satisfactory to the Lender and its counsel.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 4.1                      Corporate Existence and Power.  The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now and will be conducted.  The Borrower is duly qualified as a foreign limited liability company, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a Material Adverse Effect.

Section 4.2                      Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents to which it is a party are within its corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and, after giving effect to the transactions contemplated hereby on the Effective Date, do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of formation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or result in the creation or imposition of any Lien (other than the Lien of the Collateral Documents) on any of its assets.

Section 4.3                      Binding Effect.  This Agreement constitutes a valid and binding agreement of the Borrower except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 4.4                      Financial Information.

(a)           The balance sheet of the Borrower as of December 31, 2013 and the related statements of operations for the fiscal year then ended, copies of which have been delivered to the Lender, fairly present, in conformity with GAAP, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal year.  As of the date of such financial statements, the Borrower did not have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

(b)           The unaudited balance sheet of the Borrower as of September 30, 2014 and the related unaudited statements of operations for the three (3) months then ended, copies of which have been delivered to the Lender, fairly present, in conformity with GAAP applied on a basis consistent with the financial, statements referred to in subparagraph (a) of this Section, the financial position of the Borrower as of such date and its results of operations and changes in financial position for such three-month period (subject to normal year-end adjustments).

(c)           Since September 30, 2014, there has been no Material Adverse Effect.

Section 4.5                      Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower before any court, governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could be expected to result in a Material Adverse Effect and there is no basis known to the Borrower for any such action, suit or proceeding.

Section 4.6                      Marketable Title.  The Borrower has good and marketable title to all its properties and assets subject to no Lien, except Permitted Liens.

Section 4.7                      Filings.  All actions by or in respect of, and all filing with, any governmental body, agency or official required in connection with the execution, delivery and performance of this Agreement and the other Credit Documents, or necessary for the validity or enforceability thereof or for the protection or perfection of the rights and interests of the Lender thereunder, will, prior to the date of delivery thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

Section 4.8                      Taxes.  United States Federal income tax returns of the Borrower have been examined and closed through the fiscal year ended 2014.  The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower.  The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.9                      Compliance with Laws.  The Borrower is in material compliance with all applicable laws, rules, regulations and orders of all governmental authorities, agencies and officials having jurisdiction over the Borrower, its assets and its business.

Section 4.10                      Public Utility Holding Company Act.  The Borrower is not a public-utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is engaged solely in the aggregation and marketing of Full Requirements Service in the United States or other activities in which energy-related companies are permitted to engage pursuant to 17 CFR §250.58.

Section 4.11                      Disclosure.  None of this Agreement, any of the other Credit Documents, any schedule or exhibit thereto or document, certificate, report, statement or other information furnished to the Lender in connection herewith or therewith or with the consummation of the transactions contemplated hereby or thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  There is no fact materially adversely affecting the assets, business, financial position, results of operations or prospects of the Borrower which has not been set forth in a footnote included in the financial statements referred to in Section 4.4 or in an exhibit or schedule thereto.

ARTICLE V.
AFFIRMATIVE COVENANTS

The Borrower agrees that so long as the Term Loan remaining outstanding or any other amounts owing hereunder remain unpaid:

Section 5.1                      Information.  The Borrower will deliver or cause to be delivered to the Lender such information regarding the operations, business affairs and financial condition of the Borrower and the Pledgor, or compliance with the terms of the Credit Documents, as the Lender may reasonably request.  In addition the Borrower will deliver or cause to be delivered prompt written notice of the following:

(a)           the occurrence of a Default or Event of Default;

(b)           the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or governmental authority against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any “Event of Default” under and as defined in the Senior Credit Agreement, any notice of an Event of Default delivered to the Borrower by the Senior Lender thereunder, or the delivery by the Borrower to the Senior Lender of any notice of an Event of Default thereunder; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.2                      Payment of Obligations.  The Borrower will pay and discharge, as the same shall become due and payable, (i) all its obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (ii) all lawful taxes, assessments and charges or levies made upon it or its property or assets, by any governmental body, agency or official except where any of the items in clause (i) or (ii) of this Section may be diligently contested in good faith by appropriate proceedings, and the Borrower shall have set aside on its books, if required under GAAP, appropriate reserves for the accrual of any such items.

Section 5.3                      Maintenance of Property, Insurance.

(a)           The Borrower will keep all property useful and necessary in its business in good working order and condition, subject to ordinary wear and tear; will maintain (either in the name of the Borrower or in the name of the Lender if required by the Security Agreement, subject to the Subordination Agreement) with financially sound and reputable insurance companies, insurance on all its properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business; and will furnish to the Lender upon request full information as to the insurance carried.

(b)           In addition to the general requirements of subparagraph (a), the Borrower will keep the Collateral in such condition and will maintain in effect such insurance on the Collateral as is required by the terms of the Collateral Documents.

Section 5.4                      Conduct of Business and Maintenance of Existence.  The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and any of its affiliates, if any, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 5.5                      Compliance with Laws.  The Borrower will comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.6                      Reduction of Need for Commodity Loans.  The Borrower shall use commercially reasonable efforts to modify, optimize and improve its business practices in order to realize and recognize efficiency gains, resulting in reduction and/or elimination of the need for the “Commodity Loans”, as defined in the Senior Credit Agreement.

Section 5.7                      Accounting; Inspection of Property; Books and Records.  The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities, will maintain its fiscal reporting periods on the present basis and will permit representatives of the Lender to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

ARTICLE VI.
NEGATIVE COVENANTS

The Borrower agrees that so long as the Term Loan remaining outstanding or any other amounts owing hereunder remain unpaid:

Section 6.1                      Certain Definitions.  As used in this Article VI and hereafter in this Agreement, the following terms have the following meanings:

“Capital Lease” means a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse Lender or any other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others Guaranteed by such Person.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided  that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

Section 6.2                      Debt.  The Borrower will not incur or at any time be liable with respect to any Debt except (i) Debt outstanding under this Agreement and the other Credit Documents, (ii) Debt secured by a Lien pursuant to Section 6.3(iii), (iii) Debt outstanding under the Senior Credit Agreement and the other Senior Credit Documents and (iv) Debt existing on the date hereof and set forth in the Borrower’s financial statements.

Section 6.3                      Restriction on Liens.  The Borrower will not at any time create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

(a)           Liens existing on the date of this Agreement not exceeding $0;

(b)           Liens created by the Collateral Documents;

(c)           any purchase money security interest on any capital asset of the Borrower if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to the Borrower; provided, that the aggregate amount of Debt secured by all such Liens does not exceed $25,000 in the aggregate at any one time outstanding and provided that no such purchase money security interest shall extend to or cover any property or asset of the Borrower other than the related asset;

(d)           Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided (i) with respect to Liens securing state and local taxes, such taxes are not yet payable, (ii) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such Liens are unfiled and no other action has been taken to enforce the same, or (iii) with respect to taxes, assessments or governmental charges or levies or claims or demands secured by such Liens, payment of which is not at the time required by Section 5.2;

(e)           Liens not securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

(f)           any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

(g)           zoning, restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or the value of such property for the purpose of such business; and

(h)           subject to the terms of the Subordination Agreement, Liens securing the Debt evidenced by the Senior Credit Agreement and the other Senior Credit Documents.

Section 6.4                      Consolidations, Mergers and Sales of Assets.  The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person.

Section 6.5                      Transactions with Affiliates.  The Borrower will not, directly or indirectly, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, except that the Borrower may make payment or provide compensation (including without limitation the establishment of customary employee benefit plans) for personal services rendered by employees and other Persons on terms fair and reasonable in light of the circumstances under which such services were or are to be rendered.

Nothing in this Section shall prohibit the Borrower from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, or prohibit the Borrower from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower participates in the ordinary course of its business and on a basis no less advantageous than on the basis on which such Affiliate participates.

Section 6.6                      Restricted Payments.  The Borrower will not (i) declare or pay any dividend or other distribution on any shares of the Borrower’s capital interest (except dividends payable solely in shares of its capital interest) or (ii) make any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of the Borrower’s capital interest (except shares acquired upon the conversion thereof into other shares of its capital interest) or (B) any option, warrantor other right to acquire shares of the Borrower’s capital interest.

Section 6.7                      Investments.  The Borrower will not make or acquire any investment in any Person (whether by share purchase, capital contribution, loan, time deposit or otherwise) other than (i) in direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) in commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) in time deposits with, including certificates of deposit issued by, any commercial bank located in the United States or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $200,000,000, provided in each case that such investment matures within one year from the date of acquisition thereof by the Borrower, and (iv) loans and advances to employees for travel in the ordinary course of business and in an amount consistent with past practice.

Section 6.8                      Transactions with Other Persons.  The Borrower shall not enter into any agreement with any Person whereby any of them shall agree to any restriction on the Borrower’s right to amend or waive any of the provisions of this Agreement.

Section 6.9                      Use of Proceeds.  The proceeds of the Term Loan will be used by the Borrower solely for the purpose of paying past due amounts due and owing as of the Effective Date under the Senior Credit Agreement.  The Borrower shall not use the proceeds of the Term Loan for any other purpose, including, without limitation, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” within the meaning of Regulation U promulgated by the Federal Reserve Board.

Section 6.10                      Independence of Covenants.  All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

ARTICLE VII.
DEFAULTS

Section 7.1                      Events of Default.  The occurrence of any one or more of the following events shall be an Event of Default under this Agreement

(a)           the Borrower shall fail to pay when due any principal of the Term Loan or any interest on the Term Loan and, in the case of failure to pay any interest on the Term Loan, such failure shall continue for a period of five Business Days;

(b)           the Borrower shall fail to observe or perform any covenant contained in Section 5.1, Section 5.4 or in Article VI;

(c)           the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Lender;

(d)           any representation, warranty, certification or statement made by the Borrower in this Agreement or any other Credit Document to which it is a party or by the Pledgor in the Pledge Agreement to which it is a party or by the Borrower or Pledgor in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

(e)           the Borrower or the Pledgor shall fail to make any payment in respect of any Debt exceeding five thousand dollars ($5,000) individually or in the aggregate for all such Debt when due and after the lapse of any applicable grace or cure period;

(f)           any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or the Pledgor or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

(g)           the Borrower or the Pledgor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)           an involuntary case or other proceeding shall be commenced against the Borrower or the Pledgor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or the Pledgor under the federal bankruptcy laws as now or hereafter in effect;

(i)           one or more judgments or orders for the payment of money in excess of fifty thousand dollars ($50,000) shall be rendered against the Borrower and such judgment or order shall continue unsatisfied for a period of 21 days during which execution shall not be effectively stayed;

(j)           (A) any Collateral Document shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Collateral with the priority stated to be created thereby or such security interest shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of such security interest or any Collateral Document shall be contested by the Borrower or the Pledgor, or the Borrower or the Pledgor shall deny that it has any further liability or obligation under a Collateral Document to which it is a party, or the Borrower or the Pledgor shall fail to perform any of its obligations under the Collateral Documents, or (B) any creditor of the Borrower or the Pledgor (other than (i) a creditor having a purchase money security interest permitted by Section 6.3(iii) and then solely with respect to the related asset and (ii) the Senior Lender subject to the terms of the Subordination Agreement) shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in the Collateral which is equal to or senior to the security interests of the Lender in such Collateral;

(k)           the occurrence of an “Event of Default” under the Senior Credit Agreement; or

(l)           the Subordination Agreement shall cease to be in full force and effect in accordance with the terms thereof or shall be declared null and void.

Section 7.2                      Remedies.  Upon the occurrence of an Event of Default, and in every such event, the Lender, at its option, may exercise any one or more of the following remedies:

(a)           by notice to the Borrower declare the Term Loan (together with accrued interest thereon) to be, and the Term Loan shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(b)           exercise any other right or remedy available under this Agreement, the Collateral Documents or any other Credit Document or otherwise available at law or in equity.

Notwithstanding anything contained herein to the contrary, in the case of any of the Events of Default specified in Section 7.1(g) or (h) above, without any notice to the Borrower or any other act by the Lender, amounts due under the Credit Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII.
MISCELLANEOUS

Section 8.1                      Notices

.  All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other, as applicable:

If to the Lender:	Black Ink Energy, LLC
7230 Lee Deforest Drive
Columbia, Maryland 21046
Attention: Steve Alms
Fax: 443-283-0495
Email: salms@blackinkcapital.com

If to the Borrower:	Summer Energy, LLC
800 Bering Drive, Suite 260
Houston, Texas 77057
Attention: Jaleea George, CFO
Fax: 713-481-8470
Email: jgeorge@summerenergy.com

With a copy to (which shall not constitute notice):

Kirton McConkie, PC
60 E. South Temple, Suite 1800
Salt Lake City, Utah 84111
Attn: Alexander N. Pearson, Esq.
Email: apearson@kmclaw.com

Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section.

Section 8.2                      No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.3                      Expenses.  The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including the reasonable fees and disbursements of special counsel for the Lender, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.  The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

Section 8.4                      Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

Section 8.5                      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender.

Section 8.6                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise provided herein.

Section 8.7                      Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Lender shall have received counterparts hereof signed by both parties.

Section 8.8                      Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of the Term Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

Section 8.9                      Subordination Agreement.  Notwithstanding anything herein to the contrary, the Lender acknowledges that the Liens granted to the Lender pursuant to the Collateral Documents and the exercise of any right or remedy by the Lender hereunder or thereunder, are subject to the provisions of the Subordination Agreement.  In the event of a conflict or any inconsistency between the terms of the Subordination Agreement and the Credit Documents, the terms of the Subordination Agreement shall prevail.

Section 8.10                      Entire Agreement.  This Agreement, the Collateral Documents and the other Credit Documents set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

END OF TEXT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUMMER ENERGY, LLC

By: /s/ Neil Leibman
Name: Neil Leibman
Title:  CEO

BLACK INK ENERGY, LLC

By: /s/ Humberto David Sirvent
Name: Humberto David Sirvent
Title:  Partner